As filed with the Securities and Exchange Commission on May 21, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVANIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0314804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN*

2005 EQUITY INCENTIVE PLAN*

(Full Title of the Plan)

* See explanatory note on following page

Keith Katkin

President and Chief Executive Officer

20 Enterprise, Suite 200

Aliso Viejo, California 92656

Telephone: (949) 389-6700

Facsimile: (949) 643-6820

(Name and Address of Agent For Service)

Copy to:

Ryan A. Murr

ROPES & GRAY, LLP

Three Embarcadero Center

San Francisco, California 94111

Telephone:(415) 315-6395

Facsimile:(415) 315-6026

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	4,967,723 shares	$2.97	$14,754,137	$1,691

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s 2003 Equity Incentive Plan and 2005 Equity Incentive Plan or the forms of awards granted thereunder. Each share of Common Stock includes certain purchase rights issued pursuant to that certain Stockholder Rights Agreement, dated as of March 20, 2009, by and between the registrant and American Stock Transfer & Trust Company, LLC.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, and based on the average of the high and low sale prices of the registrant’s Common Stock, as quoted on the Nasdaq Global Market, on May 15, 2012.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by the registrant to register (i) 4,642,723 shares of Common Stock issuable under the registrant’s 2003 Equity Incentive Plan (the “2003 Plan”), which shares represent the previously approved and announced “evergreen” increase under the 2003 Plan for calendar year 2012 and (ii) 325,000 shares of Common Stock issuable under the registrant’s 2005 Equity Incentive Plan (the “2005 Plan”), which shares represent the previously approved and announced “evergreen” increase under the 2005 Plan for fiscal year 2012.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrant, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2011;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on December 21, 2011;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on October 31, 2011 (excluding the matters in Item 2.02 and the section entitled “Financial Update” in Exhibit 99.1 therein, which are not incorporated by reference into this Registration Statement), November 17, 2011, February 17, 2012, February 29, 2012, May 8, 2012 (excluding the matters in Items 2.02 and 9.01 and Exhibit 99.1 therein, which are not incorporated by reference into this Registration Statement) and May 9, 2012; and

•

The description of the common stock of the registrant contained in the registrant’s registration statement on Form 8-A/A (File No. 001-15803) filed on March 25, 2009, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests	of Named Experts and Counsel.

None.

Item 6. Indemnification	of Directors and Officers.

The registrant’s Certificate of Incorporation (the “Certificate”) provides that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The registrant has also obtained liability insurance for its officers and directors and has assumed indemnification agreements that the predecessor California corporation, AVANIR Pharmaceuticals, Inc. had entered into with its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Incorporation (1)

4.3	Bylaws (1)

4.4	Stockholder Rights Agreement, dated as of March 20, 2009, by and between AVANIR Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.5	Form of Rights Certificate with respect to the Stockholder Rights Agreement, dated as of March 20, 2009 (2)

5.1	Opinion of Ropes & Gray LLP*

23.1	Consent of KMJ Corbin & Company LLP*

23.2	Consent of Ropes & Gray LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	2003 Equity Incentive Plan (3)

99.2	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (3)

99.3	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (3)

99.4	Form of Restricted Stock Grant Notice for use with 2003 Equity Incentive Plan (3)

99.5	2005 Equity Incentive Plan (4)

99.6	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (5)

99.7	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan (6)

99.8	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan (6)

*	Filed herewith.
(1)	Filed as an exhibit to the registrant’s Current Report on Form 8-K, filed March 25, 2009 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form 8-A/A, filed March 25, 2009 and incorporated herein by reference.
(3)	Filed as an exhibit to the predecessor California corporation’s Quarterly Report on Form 10-Q, filed May 14, 2003 and incorporated herein by reference.
(4)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.
(5)	Filed as an exhibit to the Predecessor Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.
(6)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 18, 2006 and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, California, on May 21, 2012.

Avanir Pharmaceuticals, Inc.

By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Keith A. Katkin and Christine G. Ocampo, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith A. Katkin	President, Chief Executive Officer and Director	May 21, 2012
Keith A. Katkin	(Principal Executive Officer)

/s/ Christine G. Ocampo	Vice President, Finance	May 21, 2012
Christine G. Ocampo	(Principal Financial and Accounting Officer)

/s/ Stephen G. Austin	Director	May 21, 2012
Stephen G. Austin

/s/ Charles A. Mathews	Director	May 21, 2012
Charles A. Mathews

/s/ David J. Mazzo, Ph.D.	Director	May 21, 2012
David J. Mazzo, Ph.D.

Director
Dennis G. Podlesak

/s/ Craig A. Wheeler	Director	May 21, 2012
Craig A. Wheeler

/s/ Scott M. Whitcup, M.D.	Director	May 21, 2012
Scott M. Whitcup, M.D.

Director
Hans Bishop

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Incorporation (1)

4.3	Bylaws (1)

4.4	Stockholder Rights Agreement, dated as of March 20, 2009, by and between AVANIR Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.5	Form of Rights Certificate with respect to the Stockholder Rights Agreement, dated as of March 20, 2009 (2)

5.1	Opinion of Ropes & Gray LLP*

23.1	Consent of KMJ Corbin & Company LLP*

23.2	Consent of Ropes & Gray LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	2003 Equity Incentive Plan (3)

99.2	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (3)

99.3	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (3)

99.4	Form of Restricted Stock Grant Notice for use with 2003 Equity Incentive Plan (3)

99.5	2005 Equity Incentive Plan (4)

99.6	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (5)

99.7	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan (6)

99.8	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan (6)

*	Filed herewith
(1)	Filed as an exhibit to the registrant’s Registration Statement on Form 8-A/A, filed March 25, 2009 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form 8-A/A, filed March 25, 2009 and incorporated herein by reference.
(3)	Filed as an exhibit to the predecessor California corporation’s Quarterly Report on Form 10-Q, filed May 14, 2003 and incorporated herein by reference.
(4)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.
(5)	Filed as an exhibit to the Predecessor Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.
(6)	Filed as an exhibit to the Predecessor Registrant’s Annual Report on Form 10-K, filed December 18, 2006 and incorporated herein by reference.